Exhibit 10.35

MODIFICATION AGREEMENT

This Modification Agreement (this “Agreement”) is made and entered into effective as of the 6th day of August, 2010 (the “Effective Date”), by and among VIEWPOINT BANK, a federal savings bank (“Lender”), and RF MONOLITHICS, INC., a Delaware corporation (“RF Mono”), and CIRRONET INC., a Georgia corporation (“Cirronet”) (RF Mono and Cirronet together, sometimes “Borrowers”).

R E C I T A L S

A. Heretofore, Borrowers executed and delivered that certain Promissory Note (Commercial – Revolving Draw) (the “Note”), dated November 30, 2009, in the original principal amount of $5,000,000, payable to the order of Lender.

B. Heretofore, Borrowers executed and delivered that certain Commercial Loan and Security Agreement (Revolving Draw Loan) (the “Loan Agreement”), dated November 30, 2009, pertaining to and securing the Note.

C. The Note is further secured by that certain Deed of Trust (the “Deed of Trust”), dated November 30, 2009, from RF Mono to Mark E. Hord, Trustee, covering a certain tract of land (and the improvements thereon) being legally described as Lot 1 in Block 1 of RF Monolithics, an addition to the City of Farmers Branch, Dallas County, Texas, according to the Map or Plat thereof recorded in Volume 2003125, page 96 of the Plat Records of Dallas County, Texas.

D. Lender and Borrowers have agreed to modify the Note, the Loan Agreement, the Deed of Trust and all other documents evidencing, securing or pertaining to the loan (the “Loan”), evidenced in part by the Note, the Loan Agreement and the Deed of Trust (the Note, the Loan Agreement, the Deed of Trust and all such other documents together, the “Loan Documents”), as set forth hereinbelow.

E. All capitalized terms used but not defined in this Agreement shall have the meanings given such terms in the Loan Agreement.

AGREEMENTS

NOW, THEREFORE, KNOW ALL PERSONS BY THESE PRESENTS, that for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged and confessed, Lender and Borrowers hereby agree as follows:

1. New Capital. Lender and Borrowers agree that Section 20 of the Loan Agreement is hereby amended in its entirety to read as follows:

20. NEW CAPITAL. On or before September 30, 2010, Borrower must furnish Lender with satisfactory evidence that Borrower has raised a minimum of $700,000 in new capital in a manner acceptable to Lender. If, on or before September 30, 2010, Borrower furnishes Lender with satisfactory evidence that Borrower has raised a minimum of $700,000 in new capital in a manner acceptable to Lender, thereafter the limitation on the value of Finished Goods contained in the Borrower Base Limitation definition shall be increased from $250,000 to $1,000,000.

2. Conforming Amendments/Conflicts. Lender and Borrowers agree that the Loan Documents are amended hereby wherever necessary to conform to the terms and conditions contained in this Agreement. In the event of any conflict or inconsistency between the terms and conditions contained in this Agreement and the terms and conditions contained in the Loan Documents, the terms and conditions contained in this Agreement shall control.

3. Reaffirmation. Borrowers hereby represent and agree that there are no oral agreements which modify any of the Loan Documents and that the Loan Documents, as expressly modified herein, constitute the entire agreement between Borrowers and Lender with respect to the Loan. Borrowers hereby reaffirm and restate, as of the date hereof, all covenants, representations and warranties set forth in any of the Loan Documents to which the applicable party is a part or by which the applicable party is otherwise bound. Borrowers consent to the amendments in this Agreement and agree that nothing contained in this Agreement shall impair or affect Lender’s rights under the Note, the Loan Agreement, the Deed of Trust or any of the other Loan Documents to which Borrowers are a party or by which Borrowers otherwise are bound. Nothing contained herein shall constitute, and there has not otherwise occurred, any extinguishment or release of or substitution for the obligations and agreements of Borrowers under the Note, the Loan Agreement, the Deed of Trust or any of the other Loan Documents to which Borrowers are a party or by which Borrowers otherwise are bound, and nothing herein shall constitute, and there has not otherwise occurred, any novation with respect to the Note, the Loan Agreement, the Deed of Trust or any of the other Loan Documents. Except as expressly modified herein, all terms, covenants and provisions of the Note, the Loan Agreement, the Deed of Trust and the other Loan Documents shall remain unaltered and in full force and effect, and Borrowers do hereby expressly ratify and confirm the Note, the Loan Agreement, the Deed of Trust and the other Loan Documents as modified hereby.

4. Representations. Borrowers hereby warrant, represent and certify to Lender the following facts, knowing that Lender requires, and is relying upon, the warranties, representations and certifications contained in this paragraph as a condition to entering into this Agreement:

(a) No Defenses. As of the date hereof, Borrowers have no defense, right of setoff, counterclaim, claim or cause of action of any kind or description against Lender related to: (i) payment of the principal sum described in the Note; (ii) payment of interest under the Note; (iii) payment of any other sums due and payable under the Note, the Loan Agreement, the Deed of Trust or any of the other Loan Documents; (iv) performance of any obligations under the Loan Documents; or (v) any of Lender’s acts or omissions with respect to the Property, the Loan Documents or Lender’s performance under the Loan Documents with respect to the Property. To the extent Borrowers now have any defenses, rights of setoff, counterclaims, claims or causes of action against Lender or the repayment of all or a portion of the Loan, whether known or unknown, fixed or contingent, the same are hereby forever irrevocably waived and released in their entireties.

(b) Enforceable Obligations. The Note, the Loan Agreement, the Deed of Trust and the other Loan Documents are valid and enforceable against Borrowers in accordance with their respective terms. Lender is not in default, and no event has occurred which, with the passage of time, giving of notice or both, would constitute a default by Lender of Lender’s obligations under the terms and provisions of the Loan Documents.

(c) Strict Performance. Lender’s agreement to modify the Note, the Loan Agreement, the Deed of Trust and the other Loan Documents, as set forth herein, is without prejudice to Lender’s right at any time hereafter to exercise any right or remedy conferred upon Lender in the Note, the Loan Agreement, the Deed of Trust or in any of the other Loan Documents or otherwise available at law or in equity, and shall not constitute a waiver of Lender’s right to insist upon strict performance by Borrowers of their respective obligations under the Note, the Loan Agreement, the Deed of Trust and the other Loan Documents.

5. No Waiver or Implication. This Agreement modifies the Loan Documents and in no way acts as a release or relinquishment of any lien, security interest, right, title, privilege or remedy created by any of the Loan Documents or now or hereafter existing at law or in equity. The liens and security interests of the Loan Documents securing payment of the Note (as the Note has been herein modified) are hereby renewed and confirmed by Borrowers in all respects and shall continue to be enforceable and shall remain in full force and effect until the entire principal amount of the Note, as modified by this Agreement, all accrued but unpaid interest, and all extensions, renewals and rearrangements thereof, and all other sums secured by the Loan Documents have been fully and finally paid. Borrowers hereby agree that nothing contained herein shall constitute a waiver by Lender of any default, whether known or unknown, which may now or hereafter exist under the Note, the Loan Agreement, the Deed of Trust or any of the other Loan Documents. Borrowers hereby further agree that no action, inaction or agreement by Lender, including, without limitation, any extension, indulgence, waiver, consent or agreement of modification which may have occurred or been granted or entered into (or which may be occurring or be granted or entered into hereunder or otherwise) with respect to nonpayment of the Loan or any portion thereof, or with respect to matters involving security for the Loan, or with respect to any other matter relating to the Loan, shall require or imply any future extension, indulgence, waiver, consent or agreement by Lender. Borrowers hereby acknowledge and agree that Lender has made no agreement, and is in no way obligated, to grant any future extension, indulgence, waiver or consent or enter into any further agreement or modification with respect to the Loan or any matter relating to the Loan.

6. Additional Documentation. From time to time, Borrowers shall execute or procure and deliver to Lender such other and further documentation evidencing, securing or pertaining to the Loan or the Loan Documents as reasonably requested by Lender so as to evidence or effect the terms and provisions hereof. Upon Lender’s request, Borrowers shall cause to be delivered to Lender an opinion of counsel, satisfactory to Lender as to form, substance and rendering attorney, opining as to: (i) the validity and enforceability of this Agreement and the terms and provisions hereof and any other agreement executed in connection with the transaction contemplated thereby; (ii) the authority of Borrowers to execute, deliver and perform its or their respective obligations under the Loan Documents, as hereby modified; and (iii) such other matters reasonably requested by Lender.

7. Authority. Each person executing this Agreement on behalf of Lender and Borrowers warrants and represents that the applicable person has the authority to execute and deliver this Agreement on behalf of the entity for which such person is executing and delivering this Agreement and that, upon execution and delivery of this Agreement by such person, this Agreement will be binding upon and enforceable against the entity for which such person is executing and delivering this Agreement.

8. Binding Effect. This Agreement is binding upon and inures to the benefit of Lender and Borrowers and their respective heirs, devisees, executors, administrators, personal representatives, successors and assigns.

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EXECUTED by Lender and Borrowers on the date of each party’s acknowledgment, but dated and made effective for all purposes as of the Effective Date.

LENDER: VIEWPOINT BANK, a federal savings bank

By	/s/ Patrick Burns
Patrick Burns
Vice President

EXECUTED by Lender and Borrowers on the date of each party’s acknowledgment, but dated and made effective for all purposes as of the Effective Date.

BORROWERS:

RF MONOLITHICS, INC., a Delaware corporation		CIRRONET INC., a Georgia corporation

By	/s/ Harley E Barnes III	By	/s/ Harley E Barnes III
	Harley E Barnes, III		Harley E Barnes, III
	Chief Financial Officer		Vice President